Exhibit 99.1
March 2009 www.LifeVantage.com OTCBB: LFVN

Statements in this presentation which are not statements of historical fact are "forward-looking statements" within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to, and the expectations and assumptions deemed reasonable by Lifevantage Corporation (the "Company") at the time this presentation was made. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that they will be attained. Factors that could cause actual results to differ materially from expectations include the risks detailed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-KSB, and risks identified in the Company's quarterly reports on Form 10-Q and in other materials filed by the Company from time to time with the Securities and Exchange Commission.

The 2009 Trends Issue of Entrepreneur Magazine Names Anti-Aging as a Lucrative Opportunity in a Down Economy (Published December 2008)

"All would live long but none would be old" ^Benjamin Franklin

Consumers are obsessed with aging...

Anti-aging Supplements (About $5 Billion) (a) Anti-aging Services and Related Products (About $50 Billion) (b) Other Cosmetic Products such as Make-up (About $50 Billion) (c) Exercise Equipment (About $5 Billion) (d) (a) 2005, Nutrition Business Journal (b) 2007, Business Communications Co. (c) 2006, Euromonitor International (d) 2007, Sporting Goods Manufacturers Association The Market Over $100 Billion Per Year is Spent Fighting the Aging Process

"Studies suggest that our DNA accounts for only about 30 percent of how long we live. The rest is up to us. Thanks to cutting edge scientific research and incredible advances, practical immortality may now be within our grasp." Dr. Sanjay Gupta Chief Medical Correspondent, CNN NY Times Best Selling Author "Practical Immortality"

"... Aging is really not about preventing disease; getting rid of heart disease and cancer gains us less than a decade of life. Rather we need to slow the rate of aging to avoid the frailty that would make longevity less desirable." Dr. Mehmet Oz Vice-Chair and Professor of Surgery, Columbia University; Times Best-Selling Author; Health Expert "Oprah Winfrey Show" The Key: Slowing the Rate of Aging

Antioxidant supplements and antioxidant rich foods are promoted heavily But do consumable antioxidants really fight the free radicals that cause aging?

Maybe. If you're willing to consume... 375 oranges daily... or 11 pounds of blueberries daily... or 87 glasses of red wine daily... or 120 vitamin C tablets daily.

Why is Protandim so effective? Protandim contains a unique combination of phytochemicals that signal the body's genes to produce its own antioxidant enzymes - thousands of times more than any conventional sources of antioxidants from food or supplements.

This free-radical damage that causes aging is called Oxidative Stress, the same process that causes rust. In a sense, aging is your body's way of rusting from the inside out! Scientists agree that aging and most deadly diseases are the result of cellular deterioration due to destructive molecules called free-radicals.

In a peer reviewed, published human medical study, the amount of free radical toxins (TBARS) in the blood was measured in control subjects of all ages, many of whom were taking antioxidant supplements. As you can see, free radical damage increases predictably as you age. The free radicals in your body that cause aging can be measured quantitatively and accurately.

To neutralize these destructive free radicals, our cells produce special ANTIOXIDANT ENZYMES.

After only 30 days, Protandim virtually eliminated the age- related increase in oxidative stress among all test subjects, reducing the progressive trend of cell aging to the level of a 20 year old. Protandim reduced the rate of cell aging to the level of a 20 year old!

The Protandim formula was validated by Dr. Joseph McCord, Professor of Medicine at the University of Colorado. Dr. McCord was twice nominated for the Nobel Prize in Medicine for his scientific discoveries related to the process of aging. And the proof is conclusive.

What prompted ABC Primetime to feature a positive report about Protandim(r)?

ABC Primetime Report

The results of a recent, new peer- reviewed study (Free Radical Biology & Medicine) clearly demonstrate that Protandim produces a 300 percent increase in glutathione, which is a key antioxidant and anti-aging factor. In addition, the study confirms that Protandim's synergistic formulation provides thousands of times more antioxidant power than any food or conventional supplement. New study proves Protandim produces 300% increase in Glutathione, a key antioxidant and anti-aging factor.

Institutions include... Ohio State University Univ. of Minnesota Virginia Commonwealth Vanderbilt University University of Florida University of Michigan University of Kentucky Louisiana State University Denver Health Medical Center University of Colorado And...over 20 scientific studies of Protandim are underway at leading institutions, involving the most serious health conditions.

First patent issued on 7/10/07, U.S. Patent No. 7,241,461, "Compositions for alleviating inflammation and oxidative stress in a mammal" Second patent issued on 6/10/08, U.S. Patent No. 7,384,655, "Preparation of compositions to alleviate inflammation and oxidative stress in a mammal" And yes, Protandim is patented.

New CEO and Management Team with Proven Track Record Brand Building and Promotional Programs Development of MLM Sales Channel Aggressive Public Relations Campaign Negotiated 50% Decrease in Manufacturing Costs Science & Research - Over 20 Studies at Prestigious Institutions New Product Development - Revolutionary Skin Care Product Beginning January 2008:

David Brown, President and CEO Former CEO & President, Metabolife International Successful Industry Veteran-Hired January '08 Transitioned leading dietary supplement company from direct sales to retail channels Increased sales to $300 million Former President, Natural Balance, Inc. Revenue growth of over 300% in 5 year period Expanded sales internationally to 40+ countries Began career as corporate attorney Juris Doctorate from Cornell University Bachelor of Arts from Brigham Young University

Recently completed national media tour, meeting with top women's magazines for future editorial coverage Feature Article in Nutrition Business Journal Interviews with on-line business sites, including WallSt.net Multiple references in Dr. Sanjay Gupta's book: "Chasing Life". Retained celebrity doctor Carlon Colker, M.D. Scheduling stories for Protandim media coverage on television, radio, internet and print Discussions begun with well-known celebrities regarding endorsement Aggressive Public Relations Campaign

Network Marketing: $7.9 Billion U.S.; $36 Billion Global (Amway: $3 billion; Herbalife: $2.1 billion; MonaVie: $1.1 billion in less than 3 years) New Network Marketing Sales Strategy:

Network Marketing today is more widely accepted than at any time in its 60+ year history. "One of the best investments I ever made." -Warren Buffet

Billion dollar brands are not unusual in network marketing.

When the Economy is Good, Network Marketing is Good. When the Economy is Down, Network Marketing is Phenomenal. Economic Timing

Anti-Aging Cream- Restoration Science(tm): Utilize proven benefits of Protandim(r) formula Fight free radical damage to the skin Reduce fine line and deep line wrinkles Improve skin smoothness and pigmentation Increase skin moisturization Dermatologist tested Product Launch-April 2009 New product development.

Very significant news. Key Management & Distributors Join Lifevantage Highly successful proven network marketing team Prior experience includes significant growth years with NuSkin, SynergyWorldwide and Tahitian Noni Achieved industry record first year sales of $40 million+ in their previous company Example: NuSkin achieved record $1Bn annual sales in 10 years. Most of NuSkin team joined MonaVie and did it in 5.

LifeVantage Projections

Extraordinary Revenue Growth Potential Exceptional Earnings Growth Potential May receive an unparalleled valuation given our science Market Comparables: Medifast - MED 4.7x revenue 2.8x book value 21.2x earnings (diluted) Usana - USNA .9x revenue 10.2x book value 11x earnings (diluted) Nuskin - NUS .56x rev 5.3x book 10.7x earnings Sirtris Pharmaceuticals (NASDAQ: SIRT) was acquired by GlaxoSmithKline for $720M R&D Stage Company Resveratrol-based antioxidant solution

Statements in this presentation which are not statements of historical fact are "forward-looking statements" within the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information available to, and the expectations and assumptions deemed reasonable by Lifevantage Corporation (the "Company") at the time this presentation was made. Although the Company believes that the assumptions underlying such statements are reasonable, it can give no assurance that they will be attained. Factors that could cause actual results to differ materially from expectations include the risks detailed under the caption "Risk Factors" in the Company's most recent Annual Report on Form 10-KSB, and risks identified in the Company's quarterly reports on Form 10-Q and in other materials filed by the Company from time to time with the Securities and Exchange Commission.

www.LifeVantage.com www.Protandim.com OTCBB: LFVN Jan Strode janstrode@aol.com 619-890-4040 The Science of Living Younger